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                                                                Exhibit 11(a)(4)
                         NOTICE OF GUARANTEED DELIVERY

                              TO TENDER SHARES OF

                                 POLYGRAM N.V.

     As set forth under "The Offer--Procedure for Tendering PolyGram Shares--For Holders of PolyGram U.S. Registered Shares--Guaranteed Delivery" in the Offering Circular/Prospectus described below, this instrument or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for PolyGram U.S. Registered Shares (as defined below) are not immediately available or the certificates for PolyGram U.S. Registered Shares and all other required documents cannot be delivered to Citibank, N.A. (the "U.S. Exchange Agent") on or prior to the Expiration Date (as defined in the Offering Circular/Prospectus) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or mailed to the U.S. Exchange Agent.

                   THE U.S. EXCHANGE AGENT FOR THE OFFER IS:

                                 Citibank, N.A.
                                 1-800-422-2066

            BY COURIER                              BY MAIL                            BY HAND
            ----------                              -------                            -------
 c/o Citicorp Data Distribution, Inc.   c/o Citicorp Data Distribution, Inc.       111 Wall Street
         400 Sette Drive                      Post Office Box 7073             5th Floor Receive Window
    Paramus, New Jersey 07652              Paramus, New Jersey 07653              New York, New York

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal/Election Form is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal/Election Form.

     THIS NOTICE OF GUARANTEED DELIVERY IS TO BE COMPLETED ONLY BY HOLDERS OF POLYGRAM U.S. REGISTERED SHARES. HOLDERS OF POLYGRAM CF-SHARES, POLYGRAM K-SHARES OR POLYGRAM DUTCH REGISTERED SHARES (AS SUCH TERMS ARE DEFINED IN THE OFFERING CIRCULAR/PROSPECTUS) WISHING TO TENDER SUCH SHARES IN THE OFFER SHOULD COMPLETE THE APPLICATION FORM/DEED OF TRANSFER ACCOMPANYING THE OFFERING CIRCULAR/PROSPECTUS.

Ladies and Gentlemen:

     The undersigned hereby tenders to The Seagram Company Ltd., a corporation organized under the laws of Canada ("Seagram"), or its permitted assigns, upon the terms and subject to the conditions set forth in the Offering Circular/Prospectus dated November 4, 1998 (the "Offering Circular/Prospectus"), receipt of which is hereby acknowledged, and in the related Letter of Transmittal/Election Form (which, together with the related Application Form/Deed of Transfer, as any of the foregoing may be amended or supplemented from time to time, constitute the "Offer"), the number of issued shares indicated below, par value NLG 0.50 per share ("PolyGram Shares"), of PolyGram N.V., a corporation incorporated under the laws of the Netherlands, that are held in the form of PolyGram U.S. Registered Shares (as defined in the Offering Circular/Prospectus), pursuant to the guaranteed delivery procedure set forth under "The Offer -- Procedure for Tendering PolyGram Shares -- For Holders of PolyGram U.S. Registered Shares -- Guaranteed Delivery" in the Offering Circular/Prospectus.


Signature(s)                                                   Address(es)
--------------------------------------------------------       --------------------------------------------------------
Name(s) of Record Holders                                      --------------------------------------------------------
--------------------------------------------------------                                                       Zip Code
--------------------------------------------------------       Area Code and Tel. No(s).
Please Type or Print                                           --------------------------------------------------------
Number of PolyGram Shares                                      If PolyGram Shares will be tendered by book-entry
--------------------------------------------------------       transfer, please provide a DTC Account Number:
Certificate Nos. (If Available)                                DTC Account Number
--------------------------------------------------------       --------------------------------------------------------
--------------------------------------------------------       --------------------------------------------------------
--------------------------------------------------------
Dated ------------------------------------------, 199 --

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

     With the express understanding that any election made in this Notice of Guaranteed Delivery may not be changed after the Expiration Date, including by a Letter of Transmittal/Election Form submitted after the Expiration Date, the signatory or signatories above hereby make the following election with respect to the PolyGram U.S. Registered Shares listed above:

                           ELECTION OF CONSIDERATION

Each holder of tendered PolyGram U.S. Registered Shares has the right to specify (an "Election"), subject to the provisions relating to fractional Seagram Shares (as defined in the Offering Circular/Prospectus) described under "The
Offer -- Offer Consideration" in the Offering Circular/Prospectus and the limitations described under "The Offer -- Limited Availability of Share Consideration" in the Offering Circular/Prospectus, (i) the number of tendered PolyGram U.S. Registered Shares owned by such holder that such holder desires to have exchanged for Share Consideration (as defined in the Offering Circular/Prospectus) in the Offer (a "Share Election") and (ii) the number of tendered PolyGram U.S. Registered Shares owned by such holder that such holder desires to have exchanged for Cash Consideration (as defined in the Offering Circular/Prospectus) in the Offer (a "Cash Election").

So long as the provisions of the Guarantee below are complied with, (i) each tendered PolyGram U.S. Registered Share for which a valid Share Election has been received will be exchanged for Share Consideration in the Offer, subject to the limitations referred to above, and (ii) each tendered PolyGram U.S. Registered Share for which a valid Cash Election has been received and each tendered PolyGram U.S. Registered Share as to which a valid Election is not in effect on the Expiration Date (a "Non-Electing Share") will be exchanged for Cash Consideration in the Offer. ACCORDINGLY, IF YOU FAIL TO MAKE AN ELECTION BELOW FOR ANY OF THE POLYGRAM U.S. REGISTERED SHARES TENDERED HEREBY, YOU WILL RECEIVE CASH CONSIDERATION IN EXCHANGE FOR ALL SUCH POLYGRAM U.S. REGISTERED SHARES THAT ARE ACCEPTED PURSUANT TO THE OFFER, SO LONG AS THE PROVISIONS OF THE GUARANTEE BELOW ARE COMPLIED WITH. If Seagram determines that any Election is not properly made with respect to any tendered PolyGram U.S. Registered Shares, such Election shall be deemed to be not in effect, and the tendered PolyGram U.S. Registered Shares covered by such Election shall, for purposes of the Offer, be deemed to be Non-Electing Shares.

SEE THE SECTION OF THE OFFERING CIRCULAR/PROSPECTUS ENTITLED "THE
OFFER -- ELECTION PROCEDURES" AND INSTRUCTIONS B.1 THROUGH B.4 OF THE LETTER OF TRANSMITTAL/ELECTION FORM FOR A COMPLETE DESCRIPTION OF THE PROCEDURES FOR MAKING AN ELECTION.

CHECK ONLY ONE OF THE BOXES BELOW. You may make a Cash Election or a Share Election as to each PolyGram U.S. Registered Share that you hold. If you wish to make a Cash Election as to certain shares and a Share Election as to other shares, check the "Cash and Share Elections" box below and indicate in the space provided below the number of tendered PolyGram U.S. Registered Shares for which a Cash Election or a Share Election is being made.

     [ ] A CASH ELECTION (NLG 115 per PolyGram U.S. Registered Share net to the seller in cash without interest thereon) is made as to all PolyGram U.S. Registered Shares tendered pursuant to this Notice of Guaranteed Delivery (all cash).

     [ ] A SHARE ELECTION (1.3772 Seagram Shares per PolyGram U.S. Registered Share) is made as to all PolyGram U.S. Registered Shares tendered pursuant to this Notice of Guaranteed Delivery (all Seagram Shares, subject to proration).

     [ ] CASH AND SHARE ELECTIONS are made as to the PolyGram U.S. Registered Shares tendered pursuant to this Notice of Guaranteed Delivery, in the following proportions (the total number of shares listed below must equal the total number of shares being tendered hereby):

          Number of Shares as to which                     Number of Shares as to which
            a Cash Election is Made              a Share Election is Made (subject to proration)

    ---------------------------------------          ---------------------------------------

Unless you indicate otherwise in the box below entitled "Special Currency
Instructions," cash payments pursuant to the Offer will be made in U.S. Dollars.

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

                         SPECIAL CURRENCY INSTRUCTIONS

        (SEE INSTRUCTION A.8 OF THE LETTER OF TRANSMITTAL/ELECTION FORM)

[ ] PAYMENT IN DUTCH GUILDERS. Check this box if you wish to receive cash payments pursuant to the Offer in Dutch Guilders instead of U.S. Dollars.
    MAKE NO MARK IN THIS BOX IF YOU WISH TO RECEIVE PAYMENTS IN RESPECT OF CASH
    CONSIDERATION AND CASH IN LIEU OF FRACTIONAL SEAGRAM SHARES IN U.S. DOLLARS.
    Book-Entry Shareholders (as defined in the Letter of Transmittal/ Election
    Form) who wish to receive cash payments pursuant to the Offer in Dutch
    Guilders instead of U.S. Dollars must also (i) provide the U.S. Exchange
    Agent with (A) wire instructions for an account in the Netherlands to which such payment may be made or (B) an address to which a check for such payment may be mailed and (ii) submit herewith a copy of the Agent's Message used to tender such Book-Entry Shareholder's PolyGram U.S. Registered Shares. In the event that any such wire instructions are invalid or incomplete, such payment will be made in Dutch Guilders by check. Holders of PolyGram U.S.
    Registered Shares who elect to receive cash payments pursuant to the Offer in Dutch Guilders and who do not tender such shares by book-entry transfer must have their signature on the Letter of Transmittal/Election Form guaranteed by an Eligible Institution (as defined in the Letter of Transmittal/Election Form). See Instruction A.1 of the Letter of
    Transmittal/Election Form.

    --------------------------------------------------------------------------

    --------------------------------------------------------------------------

    --------------------------------------------------------------------------
                    (BOOK-ENTRY SHAREHOLDERS WHO WISH TO HAVE
               PAYMENT OF ANY CASH CONSIDERATION
                  AND CASH IN LIEU OF FRACTIONAL SEAGRAM SHARES
                 MADE IN DUTCH GUILDERS INSTEAD
                       OF U.S. DOLLARS SHOULD PROVIDE WIRE
                INSTRUCTIONS OR AN ADDRESS HERE)



                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member in good standing of the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion
Program or the New York Stock Exchange, Inc. Medallion Signature Program, (a) represents that the above named person(s) "own(s)" the PolyGram U.S. Registered
Shares tendered hereby within the meaning of Rule 14e-4 under the Securities
Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of PolyGram U.S. Registered Shares complies with Rule 14e-4 and (c) guarantees to deliver to the U.S. Exchange Agent either the certificates evidencing all tendered PolyGram U.S. Registered Shares, in proper form for transfer, or to deliver PolyGram U.S. Registered Shares pursuant to the procedure for book-entry transfer into the U.S. Exchange Agent's account at The Depository Trust Company
(the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal/Election Form, properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry delivery, an Agent's Message (as defined in the Offering Circular/Prospectus), and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

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

------------------------------------------------------------    ------------------------------------------------------------
                        Name of Firm                                                Authorized Signature

------------------------------------------------------------    Name -------------------------------------------------------
                          Address                                                   Please Type or Print

------------------------------------------------------------    Title ------------------------------------------------------
                          Zip Code

------------------------------------------------------------    Dated: ---------------------------------------------, 199 --
                   Area Code and Tel No.

NOTE: DO NOT SEND CERTIFICATES FOR POLYGRAM U.S. REGISTERED SHARES WITH THIS NOTICE. CERTIFICATES FOR POLYGRAM U.S. REGISTERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL/ELECTION FORM.

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